EXHIBIT 99.1

Transocean Ltd. Announces Early Tender Results and Upsizing of Cash Tender Offer

STEINHAUSEN, Switzerland—October 15, 2025—Transocean Ltd. (NYSE: RIG), a Swiss corporation (“Transocean”), announced the early results, as of 5:00 p.m. New York City time on October 14, 2025 (the “Early Tender Date”), of the previously announced cash tender offer (the “Tender Offer”) by Transocean International Limited, a Bermuda exempted company limited by shares (the “Company”) and a wholly owned subsidiary of Transocean, to purchase up to an aggregate principal amount of the outstanding 7.35% Senior Notes due December 2041 (the “2041 Notes”) and 7.00% Notes due June 2028 (the “2028 Notes” and collectively with the 2041 Notes, the “Notes” and each, a “Series”) listed in the table below for a combined aggregate purchase price of up to $50,000,000 (excluding accrued and unpaid interest, which also will be paid to, but excluding, the Settlement Date (as defined herein) and excluding fees and expenses related to the Tender Offer), in the order of priority shown in the table below.

The Company also announced that it has amended the terms of the Tender Offer to increase the combined aggregate purchase price from $50,000,000 to $100,000,000 (excluding accrued and unpaid interest, which also will be paid to, but excluding, the Settlement Date and excluding fees and expenses related to the Tender Offer) (as amended, the “Maximum Tender Offer Amount”). All other terms of the previously announced Tender Offer remain unchanged.

As of the Early Tender Date, according to information provided to the Company by D.F. King & Co., Inc., as Tender Agent and Information Agent for the Tender Offer, $88,998,000 aggregate principal amount of the 2041 Notes (approximately 50.21% of the aggregate principal amount outstanding) was validly tendered and $120,628,000 aggregate principal amount of the 2028 Notes (approximately 46.18% of the aggregate principal amount outstanding) was validly tendered. The Company accepted for payment all such 2041 Notes validly tendered and not validly withdrawn in the Tender Offer. The Company will accept for purchase all such 2028 Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date on a pro rata basis based on the proration procedures described in the Offer to Purchase dated September 30, 2025 (the “Offer to Purchase”). As a result, the proration factor applicable to the 2028 Notes is approximately 13.17%. The Total Tender Offer Consideration (as described herein) plus accrued and unpaid interest for the Notes that were validly tendered and not validly withdrawn in the Tender Offer prior to the Early Tender Date and accepted for purchase by the Company will be paid by the Company in same-day funds on October 16, 2025 (the “Settlement Date”).

The terms and conditions of the Tender Offer are described in the Offer to Purchase, which was previously distributed to holders of the Notes. All conditions were satisfied or waived by the Company at the Early Tender Date.

CUSIP Numbers	Title of Security	Aggregate Principal Amount Outstanding(2)	Aggregate Principal Amount Accepted for Purchase	Acceptance Priority Level	Tender Offer Consideration(3)	Early Tender Premium(4)	Total Tender Offer Consideration(5)
893830AZ2	7.35% Senior Notes due December 2041(1)	$177,248,000	$88,998,000	1	$900.00	$50.00	$950.00
379352AL1	7.00% Notes due June 2028(6)	$261,217,000	$15,767,000	2	$930.00	$50.00	$980.00

(1)

The interest rate currently in effect for the 2041 Notes is 9.35%, which is subject to further adjustment from time to time upon a change to the credit rating of the 2041 Notes, but in no event shall the interest rate be reduced below 7.35% or exceed 9.35%.

(2)	As of the date of the Offer to Purchase.
(3)	Per $1,000 principal amount of Notes validly tendered and accepted for purchase for each Series. Excludes accrued and unpaid interest, which also will be paid to, but excluding, the Settlement Date.
(4)	Per $1,000 principal amount of Notes validly tendered and accepted for purchase for each Series (the “Early Tender Premium”).
(5)

Per $1,000 principal amount of Notes validly tendered on or before the Early Tender Date, not validly withdrawn and accepted for purchase for each Series. Includes the Early Tender Premium, but excludes accrued and unpaid interest, which will also be paid to, but excluding, the Settlement Date. Holders of Notes that were validly tendered (and not validly withdrawn) prior to the Early Tender Date will receive the Total Tender Offer Consideration.

(6)	The 2028 Notes offered for purchase hereby were issued by Global Marine Inc., a Delaware corporation and a wholly owned indirect subsidiary of Transocean.

The Tender Offer will expire at 5:00 p.m., New York City time, on October 29, 2025, unless extended or earlier terminated. However, because the aggregate principal amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date exceeded the Maximum Tender Offer Amount, the Company does not expect to accept for purchase any Notes validly tendered after the Early Tender Date. As a result, the Company expects that any Notes tendered after the Early Tender Date, together with any Notes tendered at or prior to the Early Tender Date but not accepted for purchase in accordance with proration procedures set forth in the Offer to Purchase, will be returned to the holders thereof as described in the Offer to Purchase.

Holders of Notes subject to the Tender Offer who validly tendered their Notes and did not validly withdraw their Notes on or before the Early Tender Date may no longer withdraw their Notes, except in the limited circumstances described in the Offer to Purchase. Holders of Notes subject to the Tender Offer who tender their Notes after the Early Tender Date may not withdraw their Notes except in the limited circumstances described in the Offer to Purchase.

The Company expects to pay the Total Tender Offer Consideration, up to the Maximum Tender Offer Amount, on all Notes validly tendered, not validly withdrawn, and accepted for purchase with proceeds from the New Notes Offering.

Wells Fargo Securities is the Dealer Manager for the Tender Offer. D.F. King & Co., Inc. is acting as Tender Agent and Information Agent. Persons with questions regarding the Tender Offer should contact Wells Fargo Securities at (collect) (704) 410-4820, (toll-free) (866) 309-6316 or by email to liabilitymanagement@wellsfargo.com. Any questions regarding the tendering of Notes should be directed to D.F. King & Co., Inc. at (toll-free) (800) 848-3405, (for banks and brokers) (646) 698-8770 or by email to transocean@dfking.com.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. Further, nothing contained herein shall constitute a notice of redemption of the Notes or any other securities. The Tender Offer is being made only by the Offer to Purchase and the information in this press release is qualified by reference to the Offer to Purchase. None of Transocean, the Company or their respective affiliates, their respective boards of directors, the Dealer Manager, the Tender Agent, the Information Agent or the trustees with respect to any Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer, and none of Transocean, the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

Any securities issued pursuant to the New Notes Offering will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities that may be issued pursuant to the New Notes Offering.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business, with a particular focus on ultra-deepwater and harsh environment drilling services and operates the highest specification floating offshore drilling fleet in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 27 mobile offshore drilling units, consisting of 20 ultra-deepwater floaters and seven harsh environment floaters.

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as “possible,” “intend,” “will,” “if,” “expect,” or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are beyond Transocean’s control, and in many cases, cannot be predicted. As a result, actual results could differ materially from those indicated by these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks relating to the terms and timing of the Tender Offer, including the acceptance for purchase of any Notes validly tendered and the expected expiration time and the satisfaction or waiver of certain conditions of the Tender Offer, conditions in financial markets, investor response to the New Notes Offering and the Tender Offer, including the participation level thereof, and other factors, including those risks discussed in the section entitled “Risk Factors” in Transocean’s most recent Annual Report on Form 10-K for the year ended December 31, 2024, and in Transocean’s other filings with the United States Securities and Exchange Commission (the “SEC”), which are available free of charge on the SEC’s website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to Transocean, the Company or to persons acting on their behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. Transocean expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or beliefs with regard to the statement or any change in events, conditions or circumstances on which any forward-looking statement is based, except as required by law.

Analyst Contact:

Alison Johnson

+1 713-232-7214

Media Contact:

Kristina Mays

+1 713-232-7734